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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CD&L, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-3321, No. 333-3323 and No. 333-47357 on Form S-8 of our report dated March 26, 2004 (April 14, 2004 as to Notes 8 and 14), relating to the consolidated statements of operations, changes in stockholders' equity and cash flows and financial statement schedule of CD&L, Inc. for the year ended December 31, 2003, appearing in this Annual Report on Form 10-K of CD&L, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

New York, New York
March 29, 2006

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